UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2021

SAWAI GROUP HOLDINGS
KABUSHIKI KAISHA

(Exact name of registrant as specified in its charter)

Japan	333-250990	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5-2-30, Miyahara

Yodogawa-ku, Osaka 532-0003

Japan

(Address of principal executive offices)

+81-6-6105-5818

(Registrant’s telephone numbers, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

This Form 8-K 15d-5 is being filed by SAWAI GROUP HOLDINGS, Co., Ltd. (the “Company”) as its initial report to the Securities and Exchange Commission and as notice that the Company is subject to reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended.

On April 1, 2021, the Company was established as a holding company pursuant to a share transfer under the Companies Act of Japan (the “Share Transfer”) to wholly own Sawai Pharmaceutical Co., Ltd. (“Sawai Pharmaceutical”). The shares of the Company issued pursuant to the Share Transfer had previously been registered under the Securities Act of 1933, as amended, by means of a registration statement on Form F-4 (File No. 333-250990) filed by Sawai Pharmaceutical, acting on behalf of the Company. Sawai Pharmaceutical, acting on behalf of the Company, filed the registration statement in connection with seeking shareholder approval of the Share Transfer at Sawai Pharmaceutical’s general meeting of shareholders held on December 21, 2020. As the Company did not come into existence until the actual conduct of the Share Transfer on April 1, 2021, the Company is now filing this Form 8-K 15d-5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021

SAWAI GROUP HOLDINGS Co., Ltd.

By:	/s/ Yoshiki Sakurai
Name:	Yoshiki Sakurai
Title:	Executive Officer, Group Chief Financial Officer and General Manager of Group Financial Department